Exhibit 10.6

This Loan Agreement (this “Agreement”) is made on September 15, 2020 by and between 2490585 Ontario Inc., an Ontario corporation (“Lender”), and Slinger Bag Inc., a Nevada corporation (together with its affiliates, “Borrower”).

WHEREAS, Borrower requires a further infusion of U.S. $250,000 in cash (the “Loan”) in order to finance its operations and Lender wishes to provide the Loan, subject to the terms and on the conditions of this Agreement;

Now, therefore, in consideration of the premises and the mutual covenants and agreements of the Parties hereinafter set forth, it is hereby agreed by and between the Parties hereto as follows:

1. Loan and Warrants. Lender hereby agrees to lend TWO HUNDRED FIFTY THOUSAND ($250,000) USD in immediately available funds to the Borrower on August 10, 2020 by wiring the same in accordance with instructions to be provided by the Borrower separately. Borrower agrees to accept $250,000 as a loan to be repaid by September 15, 2021. The Loan shall bear interest at a rate of 9.5% per annum on the outstanding amount until repaid in full. Any payment of cash to be made by Borrower to Lender shall be applied first to accrued, but unpaid, interest and second to the outstanding principal. The Loan shall be subject to and hereby made an integral part of the Purchase Order Financing Agreement dated July 8, 2020 between the parties. In further consideration of the Loan, the Company hereby issues Lender warrants in the form attached hereto as Annex A to purchase 125,000 shares of common stock (the “Warrants”) subject to the terms and on the conditions set forth in the Warrants.

2. Dividends or Distributions. The Parties agree that Borrower shall not be permitted to declare, make or pay any dividend or distribution unless and until the Loan is repaid in full.

3. Costs and Fees. Each Party will bear its own costs in connection with the entry into this Agreement and any payments to be made or received hereunder.

4. Amendments and Assignments. This Agreement may not be amended or assigned without the written consent of all Parties.

5. Further Assurances. Each party hereto agrees to execute, on request, all other documents and instruments as the other party shall reasonably request, and to take any actions, which are reasonably required or desirable to carry out obligations imposed under, and affect the purposes of, this Agreement.

6. Governing Law and Jurisdiction. This Agreement shall be governed by the substantive law of the State of New York, without application of any conflict of laws principle that would require the application of the law of any other jurisdiction

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Slinger Bag Inc.

By:
Mike Ballardie
Chief Executive Officer
I have authority to bind the corporation

Agreed and

accepted:

2490585 Ontario Inc.

By:
Elisha Kalfa - Director
I have authority to bind the corporation

Annex A

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

Company: Slinger Bag Inc.

Holder: 2490585 Ontario Inc.

Shares: 125,000 shares of the Company’s common stock.

Class of Stock: common shares of stock of the Company

Exercise Price per share: par value on a cashless basis (as described in more detail below)

Issue Date: 15 September 2020

Term: See Section 5.1

THIS WARRANT CERTIFIES THAT, for value received as consideration pursuant to that certain interest rate reduction agreement dated of even date herewith (the “Agreement”) and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Holder is entitled to receive the Shares in the form of fully paid and nonassessable shares of the Company at the Exercise Price, all as set forth herein, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix 1 duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(b) Net Issue Exercise. In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X =	Y (A-B)
___
A

Where:	X	=	the number of Shares to be issued to the Holder.

	Y	=	the number of the Shares being exercised on the date of determination.

	A	=	the fair market value of one Share on the date of determination.

	B	=	the per share Exercise Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Article 1, the per share fair market value of the Warrant Shares shall mean:

(i) If the Company’s Common Stock is publicly traded, the per share fair market value of the Warrant Shares shall be the average of the closing prices of the Common Stock as quoted on the Over-the-Counter Bulletin Board, or the principal exchange on which the Common Stock is listed, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value;

(ii) If the Company’s Common Stock is not so publicly traded, the per share fair market value of the Warrant Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

1.2 Delivery of Certificate and New Warrant. Promptly after Holder first exercises this Warrant, the Company shall deliver to Holder certificates for or other evidence (reasonably acceptable to the Holder) of the Shares received and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Shares not so received.

1.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Combinations, Etc. If the Company declares or pays a dividend on the Shares payable in Common Stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increases the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price shall remain the same. If the outstanding shares of the Company are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange or Substitution, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or net exercise of this Warrant, Holder shall be entitled to receive, upon exercise or net exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or net exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or net exercise of this Warrant.

2.3 Merger or Consolidation. Upon any capital reorganization of the Company’s capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2) or a merger or consolidation of the Company with or into another corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number and kind of securities and property of the Company, or of the successor corporation resulting from such reorganization, merger or consolidation, to which that Holder would have received for the Shares if this Warrant had been exercised immediately before such reorganization, merger or consolidation.

2.4 Fractional Shares. No fractional Shares shall be issuable upon exercise or net exercise of this Warrant and the number of Shares to be issued shall be rounded up to the nearest whole Share.

ARTICLE 3. COVENANTS OF THE COMPANY.

3.1 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its stock; or (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least three (3) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least three (3) days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

3.2 No Stockholder Rights or Liabilities. Except as provided in this Warrant, the Holder will not have any rights as a stockholder of the Company until the exercise of this Warrant. Absent an affirmative action by the Holder to purchase the Shares, the Holder shall not have any liability as a stockholder of the Company.

3.3 Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

ARTICLE 4. LIMITATIONS ON BENEFICIAL OWNERSHIP

4.1 Initial Limitation. Notwithstanding anything to the contrary contained in this Warrant, the Warrants held by the Holder shall not be exercisable by the Holder and the Company shall not effect any exercise of any Warrants held by the Holder, in each case, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maxiunum Percentage”) of the Company’s Common Stock. To the extent the above limitation applies, the determination of whether the Warrants held by such holder shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, excercise or exchange (as the case may be). No prior inability of the Holder to exercise the Warrants, or of the Company to issue shares of Common Stock to the Holder, pursuant to this Article 4 shall have any effect on the applicability of the provisions of this Article 4 with respect to any subsequent determination of exercisability, convertibility or issuance (as the case may be). For purposes of this Article 4, beneficial ownership and all determinations and calculations (including, without limitation. with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this Article 4 shall be implemented in a manner otherwise than in strict conformity with the terms of this Article 4 to correct this Article (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one ( l ) business day confirm orally and in writing to the Holder the number of shares of its Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to Warrant.

4.2 Increase or Decrease in Limitation. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the 61st day after such notice is delivered to the Company.

ARTICLE 5. MISCELLANEOUS.

5.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of 5:00 pm GMT on the tenth (10th) anniversary of the Issue Date.

5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3 Transfers. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). After compliance with all restrictions on transfer set forth in this Section 4.3, and within a reasonable time after the Company’s receipt of an executed assignment agreement, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

5.4 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise. Notice to the Company shall be addressed as set forth on the signature page hereto until the Holder receives notice of a change in address.

5.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.6 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

Please indicate your acceptance of these terms by countersigning where indicated below.

Slinger Bag Inc.

Name:
Title:

Agreed and accepted:

02490585 Ontario Inc.

Name:
Title:

Appendix 1

SLINGER BAG INC.

EXERCISE NOTICE

Reference is made to the Warrant dated 15 September 2020 between Slinger Bag Inc. (the “Company”) and 02490585 Ontario Inc. (the “Warrant”). In accordance with and pursuant to the Warrant, the undersigned hereby elects to exercise the Warrant to purchase shares of common stock of the Company as set forth below. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Warrant.

Date of Exercise:

Number of shares of ordinary/common (or its equivalent) stock to be purchased:

Please issue shares of common stock in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Email address:

Holder:

By:
Title: